AMENDMENT
             TO
    AMENDED AND RESTATED
    DECLARATION OF TRUST
             OF
   GE INSTITUTIONAL FUNDS

      Effective as of November 30,
2016, and pursuant to ARTICLE 12,
Section 12.1 of the Amended and
Restated Declaration of Trust of GE
Institutional Funds (the "Declaration
of Trust"), ARTICLE 1, Section 1.1
of the Declaration of Trust is hereby
amended to read as follows:

      Section 1.1.  NAME.  This
Trust shall be known as State Street
Institutional Funds and the Trustees
shall conduct the business of the
Trust under that name or any other
name or names as they may from
time to time determine.

      IN WITNESS WHEREOF,
the undersigned Trustees have
executed this Amendment to the
Declaration of Trust this 14th  day of
December, 2016.

/s/ Jeanne M. La Porta
Jeanne M. La Porta

/s/ Donna M. Rapaccioli
Donna M. Rapaccioli

/s/ R. Sheldon Johnson
R. Sheldon Johnson

/s/ John R. Costantino
John R. Costantino












SUB-ITEM 77Q1(a)(2): AMENDMENT TO AMENDED AND RESTATED
DECLARATION OF TRUST